EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Miller/Howard High Income Equity Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Miller/Howard High Income Equity Fund for the year ended October 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Miller/Howard High Income Equity Fund for the stated period.

/s/ Lowell G. Miller		/s/ Paul Brook
Lowell G. Miller		Paul Brook
President and Chief Executive Officer,		Chief Financial Officer,
Miller/Howard High Income Equity Fund		Miller/Howard High Income Equity Fund

Dated:	January 2, 2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Miller/Howard High Income Equity Fund for purposes of Section 18 of the Securities Exchange Act of 1934.